Exhibit 21

SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

The following is a list of subsidiaries of the Company as of December 31, 2024, omitting some subsidiaries which, considered in aggregate, would not constitute a significant subsidiary.

Legal Entity Name	Where incorporated
CH. Robinson Trade Management Holding Pty Ltd	Australia
C.H. Robinson (Australia) Pty Ltd	Australia
C.H. Robinson Trade Management Pty Ltd	Australia
C.H. Robinson Worldwide (AU) Pty Ltd	Australia
C.H. Robinson Worldwide (Australia) Pty Ltd	Australia
C.H. Robinson Worldwide (Oceania) Pty Ltd	Australia
C.H. Robinson Austria GmbH	Austria
C.H. Robinson Belgium BVBA	Belgium
EST Belgium B.V.	Belgium
C.H. Robinson Worldwide Logistica Do Brasil Ltda.	Brazil
C.H. Robinson Company (Canada) Ltd.	Canada
C.H. Robinson Project Logistics Ltd. (Canada)	Canada
C.H. Robinson Worldwide Canada, Ltd.	Canada
Accelerated Global Insurance Company SPC	Cayman Islands
C.H. Robinson Worldwide Chile, S.A.	Chile
C.H. Robinson Freight Services (China) Ltd.	China
C.H. Robinson Worldwide Logistics (Dalian) Co. Ltd.	China
C.H. Robinson International Shanghai Trading Co. Ltd.	China
C.H. Robinson International Colombia SAS	Colombia
C.H. Robinson Worldwide Costa Rica, SA	Costa Rica
C.H. Robinson Czech Republic, s.r.o.	Czech Republic
EST Czech Republic s.r.o	Czech Republic
C.H. Robinson France SAS	France
EST France SAS	France
C.H. Robinson Worldwide GmbH	Germany
EST Germany GmbH	Germany
C.H. Robinson Freight Services (Hong Kong) Limited	Hong Kong
C.H. Robinson Worldwide (Hong Kong) Ltd.	Hong Kong
CHR Holdings (Hong Kong) Limited	Hong Kong
C.H. Robinson Hungary Szallitmanyozasi Kft	Hungary
C.H. Robinson International (India) Private Ltd.	India
C.H. Robinson Worldwide Freight India Pvt. Ltd.	India
PT CH Robinson Global Forwarding Indonesia	Indonesia
C.H. Robinson Freight Services (Ireland) Limited	Ireland
CH Robinson Cork Technology Center (Ireland) Limited	Ireland
C.H. Robinson Global Brokerage (Ireland) UC	Ireland
C.H. Robinson Logistics (Ireland) UC	Ireland
C.H. Robinson Finance (Ireland) UC	Ireland
C.H. Robinson International Italy, SRL	Italy
EST Italy S.r.l.	Italy
C.H. Robinson Freight Services Africa Limited	Kenya
C.H. Robinson Freight Services (Korea), Ltd.	Korea
C.H. Robinson Global Holding S.à r.l.	Luxembourg
C.H. Robinson Investments S.à r.l.	Luxembourg

Exhibit 21

C.H. Robinson LATAM Holding S.a.r.l.	Luxembourg
C.H. Robinson Luxembourg Finance S.à r.l.	Luxembourg
C.H. Robinson Luxembourg Holding S.à r.l.	Luxembourg
C.H. Robinson Freight Services (Malaysia) Sdn. Bhd.	Malaysia
C.H. Robinson Holding (Malta) Limited	Malta
C.H. Robinson de Mexico S.A. de C.V.	Mexico
C.H. Robinson Global Forwarding Mexico S.A. de C.V.	Mexico
C.H. Robinson Worldwide S.A. de C.V.	Mexico
Robinson Fresh de Mexico S.A. de C.V.	Mexico
C.H. Robinson TMC Mexico S.A. de C.V.	Mexico
SPC LATAM S.A. de C.V.	Mexico
C.H. Robinson Europe B.V.	Netherlands
C.H. Robinson International B.V.	Netherlands
C.H. Robinson Finance B.V.	Netherlands
C.H. Robinson Global B.V.	Netherlands
C.H. Robinson Worldwide B.V.	Netherlands
EST Europe Holdings B.V.	Netherlands
EST Contracts B.V.	Netherlands
EST Netherlands B.V.	Netherlands
Robinson Fresh B.V.	Netherlands
C.H. Robinson Worldwide (NZ) Ltd.	New Zealand
C.H. Robinson Worldwide Peru SA	Peru
C.H. Robinson Philippines, Inc.	Philippines
C.H. Robinson Polska S.A.	Poland
EST Poland sp. z.o.o.	Poland
EST Poland z.o.o	Poland
C.H. Robinson International Puerto Rico, Inc.	Puerto Rico
C.H. Robinson Worldwide Romania, SRL	Romania
EST Transport and Logistics Solutions SRL	Romania
C.H. Robinson Freight Services (Singapore) Pte. Ltd.	Singapore
C.H. Robinson Worldwide Singapore Pte. Ltd.	Singapore
C.H. Robinson International Singapore Pte. Ltd	Singapore
C.H. Robinson International Spain, SAU	Spain
EST Transport & Logistics Solutions Spain SLU	Spain
C.H. Robinson Worldwide Freight Lanka (Private) Limited	Sri Lanka
C.H. Robinson Sweden A.B.	Sweden
C.H. Robinson Freight Services (Taiwan) Ltd.	Taiwan
C.H. Robinson Freight Services (Thailand) Ltd.	Thailand
C.H. Robinson Logistics and Transport Services Limited (Turkey)	Turkey
C.H. Robinson Worldwide (UK) Ltd.	United Kingdom
EST Transport Logistics Solutions UK Ltd.	United Kingdom
C.H. Robinson Freight Services Gulf LLC	United Arab Emirates
C.H. Robinson Freight Services Middle East DMCC	United Arab Emirates
C.H. Robinson Company, LLC	United States
C.H. Robinson Company, Inc.	United States
Robinson Holding Company	United States
C.H. Robinson International, Inc.	United States
Freightquote.com, Inc.	United States
Freightview, Inc.	United States
Enterprise TMS LLC	United States

Exhibit 21

FQ Real Estate Holdings LLC	United States
M.O.T. Intermodal Shipping USA, Inc.	United States
C.H. Robinson Project Logistics, Inc.	United States
C.H. Robinson Navisphere Partnership, L.P.	United States
C.H. Robinson Operations, Inc.	United States
CHR Holdings, Inc.	United States
C.H. Robinson Receivables LLC	United States
C.H. Robinson Shared Service, Inc.	United States
C.H. Robinson Freight Services, Ltd.	United States
C.H. Robinson Technology LLC	United States
C.H. Robinson Shared Services LLC	United States
Prime Distribution Services, Inc.	United States
C.H. Robinson Freight Services (Vietnam) Company Limited	Vietnam